EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Board of Directors
Peoples Bancorporation, Inc.



We consent to the reference to our firm under the caption "Experts" and to the use in Amendment No. 1 to the Registration Statement on Form S-1 of Peoples Bancorporation, Inc., relating to the registration of up to 425,000 shares of its common stock, of our report dated January 9, 1998, which is included in Peoples Bancorporation, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1997.



                                                Elliott, Davis & Company, L.L.P.


Greenville, South Carolina
August 21, 1998